UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

164 West, 25th Street, 6th Floor, New York
New York 10001
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 22, 2009, Coda Octopus Group Inc. (the “Company”) announced that, in light of its ongoing evaluations of its assets, business, management and cash requirements, it is unable to file its Form 10-Q for the three month period ended July 31, 2009 within the prescribed period of time.  The Company is reviewing strategic alternatives to enhance operating performance and stockholder value, including restructuring its balance sheet, reducing costs and negotiating with its existing investors to address the Company’s liquidity issues and implementing a revised strategic plan.

The Company is exploring ways to raise additional funds for short term working capital purposes.  Because of onerous anti-dilution provisions contained in a series of securities purchase agreements entered into in April and May 2007 in combination with the provisions in the Convertible Loan Note Instrument entered into with the Company on 21 February 2009, these together operate as barriers to the Company securing short term funding on realistic economic terms and conditions.

The Company will therefore seek to enter into negotiations with its existing investors with the objective of revising the terms of these investment documents.   The Company can give no assurance that it will be successful in these efforts.  If the Company is unable to raise additional capital in the near future, it may have to curtail its business operations significantly.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2009

Coda Octopus Group, Inc.

/s/ Jason Reid
By: President and Chief Executive Officer